Exhibit 10.15

General Terms & Conditions

Pricing Valid Only for Homeland Security, Medical and First Respond$" Markets. For any Nuclear foower, Department of Energy, or National Lab Projects Please call for for Pricing!

1.	Mirion Technologies (MGPI), Inc. Standard Terms and Conditions (incorporated herein as a reference) and the notes listed below form an integral part of this proposal.

2.	Herein, Mirion Techhnologies (MGPI), Inc. shall be referred to as the seller and UDT as the reseller.

3.
The reseller is forbidden to sell any Mirlon Technologies (MGPl) Inc. equipment or or sergvices outside the United States of America (50 states). The reseller shall immediately, notify Mirlon Technologies (MGPI), Inc for any equipment exported by third parties or other entities. Failute to comply with requirement shall be subject to immediate termination of this agreement.

4.	The seller does not appoint the reseller as Its exclusive distributor for the Homeland Security, Medical, Governmental or any other industry, In any part of the world.

5.	The reseller shall purchase all products, including replacements, repairs, and spare parts, exclusively from the seller.

6.
The seller's standard policy requires all products and repair services to be directed through the reseller and shipped accordingly. For returns please call to acquire Return Material Authorization Number (RMA).

7.	No direct shipment to the end user will be allowed; in the event a~drop-shipmentHis reqUired, reseller will be subjected to a 5% serviCe charge of the total value of the order.

8.	Product delivery dates may vary depending upon inventory status on the date of quotation and/or the date of PO receipt.

9.	The terms of payment are net 30 days for resellers who have an established account (in good standing) with the seller. Otherwise, the terms of payment shall be~pre-paid':

10.	The seller's standard product warranty of one (1) year for hardware and ninety (90) days for software shall commence on the date of shipment.

11.
The seller shall provide the reseller with product information, such as sales literature, new product developments and other marketing assistance, when deemed a reasonable aid to the reseller in the promotion of product sales.